                                                                                     Exhibit c

                                NEW ENGLAND ENERGY INCORPORATED
                           PRODUCTION AND NET REVENUE - OLD PROGRAM
                             FOR THE QUARTER ENDED MARCH 31, 1997

                                          Production                        Revenue
                                    ----------------------------------------------------------------
                                    Oil and
Prospect                            Condensate       Gas        Oil and
  No.          Prospect Name          Bbls.         MCF        Condensate    Gas         Total
--------        -------------       ----------      -----      ----------   -----      -------
62583    Brazo 50-54/37&8/65-7       3,853.10   1,510,946.00    92,272.475,377,249.215,469,521.68
62367    Hl 21/22/22L/34/50/51       1,257.30     794,531.00    30,387.042,434,504.312,464,891.35
62479    Main Pass 90/93+4/102+5         0.00     526,926.00         0.001,668,651.871,668,651.87
62289    Main Pass 107/108           3,219.10     215,425.00    78,593.76  714,814.47  793,408.23
62365    Matagorda Is B 586/87          66.77     240,853.00     1,549.68  693,355.40  694,905.08
61998    High Island A365/A376       7,791.41     121,121.00   184,777.95  382,195.73  566,973.68
61898    Eugene Island B 24&27       2,783.56     140,182.00    66,713.20  463,189.56  529,902.76
62288    West Cameron Blk 290          437.05     109,256.00     9,680.77  303,232.44  312,913.21
62366    Brazos 400.12.13.435          203.03      76,714.00     4,666.91  257,493.04  262,159.95
62554    Eugene Island 28            2,249.53      62,683.00    54,041.05  189,127.01  243,168.06
62582    Brazos 476/491/449             93.86      72,169.00     2,205.39  235,836.56  238,041.95
53330    Derrick Draw/PDR RIV       10,753.38       1,257.00   226,316.64      812.64  227,129.28
62331    West Delta 27/28/48         7,817.77       5,701.00   180,934.85   18,986.11  199,920.65
61410    High Island B270/281          456.52      60,979.00    11,157.80  175,504.58  186,662.38
42017    Kildare Smackover T         6,708.23      10,836.00   151,715.60   17,965.98  169,681.58
62493    Eugene Island Blk 208       5,547.20       5,524.00   127,911.61   17,512.14  145,423.75
42487    Orcones                     1,177.93      33,970.00    25,673.20   85,988.35  111,661.55
         Other                      13,910.77     131,761.00   318,647.66  308,688.38  627,336.04
                             ---------          --------------           -------------- ------------          ------------
              Totals                68,326.51   4,120,834.00 1,567,245.58           13,345,107.78            14,912,353.36
                             =========          ==============           ============== ============          ============
